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                                                               EXHIBIT (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                             COMSHARE, INCORPORATED
                                       AT
                              $4.60 NET PER SHARE
                                       BY
                          CONDUCTOR ACQUISITION CORP.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                       GEAC COMPUTER CORPORATION LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON WEDNESDAY, JULY 30, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                    July 1, 2003

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated July 1, 2003 (the "Offer to Purchase"), and a Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Conductor Acquisition Corp., a Michigan corporation (the "Purchaser") and an indirect wholly owned subsidiary of Geac Computer Corporation Limited, a corporation governed by the Canada Business Corporations Act ("Geac"), to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Comshare, Incorporated, a Michigan corporation ("Comshare"), at a price of $4.60 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Also enclosed for your consideration is a letter to the shareholders of Comshare from the Chairman of the Board, President and Chief Executive Officer of Comshare accompanied by Comshare's Solicitation/Recommendation Statement on Schedule 14D-9. The Purchaser's Offer is being made upon the terms and subject to the conditions set forth in the Offer.

     We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price for the Offer is $4.60 per Share, net to the seller in cash (the "Offer Price"), without interest thereon, upon the terms of and subject to the conditions to the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer is conditioned upon, among other things, there being validly tendered in accordance with the terms of the Offer and not properly withdrawn prior the Expiration Date (as defined in the Offer to Purchase) a number of shares of Comshare common stock that, when added to the number of shares of Comshare common stock owned by Geac, Purchaser or any affiliate of Geac or Purchaser, represents at least a majority of the shares of Comshare common stock issued and outstanding on a fully diluted basis (the "Minimum Condition"). The Offer is also subject to other conditions described in Section 15 (Certain Conditions of the Offer) of the Offer to Purchase.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 22, 2003 (the "Merger Agreement"), by and among Geac, the Purchaser and Comshare pursuant to which,
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     following the purchase of Shares in the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Comshare (the "Merger"), with Comshare surviving the Merger as an indirect wholly owned subsidiary of Geac. As a result of the Merger, each outstanding Share (other than Shares owned by Geac, the Purchaser, Comshare or any subsidiary of Geac or Comshare) will be converted into the right to receive the price per Share paid in the Offer in cash, without interest thereon.

          5. Comshare's board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Offer, the Merger and the purchase of the Shares and associated Rights contemplated by the Offer (collectively, the "Transactions"), are fair to and in the best interests of the Company's shareholders; has unanimously approved and adopted the Merger Agreement and the Transactions, including the Offer and Merger, in accordance with the requirements of Michigan law; and has agreed to recommend that the Company's shareholders accept the Offer, and approve and adopt the Merger Agreement and the Merger.

          6. The Offer and withdrawal rights expire at 12:00 midnight, Eastern time, on July 30, 2003 (the "Expiration Date"), unless the Offer is extended by the Purchaser, in which event the term Expiration Date shall mean the latest time at which the Offer, as so extended by the Purchaser, will expire.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal.

          8. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary, the Information Agent or the Dealer Manager (each as defined in the Offer to Purchase), or except as set forth in Instruction 6 of the Letter of Transmittal for the Offer, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless the required taxpayer identification information is provided or an exemption is available. See the Letter of Transmittal for the Offer for more information.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     On the terms of and subject to the conditions to the Offer, promptly after the Expiration Date, the Purchaser will accept for payment, and pay for, all Shares validly tendered to the Purchaser in the Offer and not properly withdrawn prior to the Expiration Date. To validly tender Shares in the Offer (i) the certificate(s) representing the tendered Shares, together with the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees and any other required documents, must be received by the Depositary for the Offer prior to the Expiration Date, (ii) in the case of a tender effected pursuant to the book-entry transfer procedures described in the Offer to Purchase (a) either the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent's Message described in the Offer to Purchase, and any other required documents, must be received by the Depositary prior to the Expiration Date, and (b) the Shares to be tendered must be delivered pursuant to the book-entry transfer procedures described in the Offer to Purchase and a Book-Entry Confirmation described in the Offer to Purchase must be received by the Depositary for the Offer prior to the Expiration Date or (iii) the tendering shareholder must comply with the guaranteed delivery procedures described in the Offer to Purchase prior to the Expiration Date.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Purchaser.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                           OF COMSHARE, INCORPORATED

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Conductor Acquisition Corp., dated July 1, 2003 (the "Offer to Purchase"), and the Letter of Transmittal relating to shares of common stock, par value $1.00 per share (the "Shares"), of Comshare, Incorporated, a Michigan corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

     Number of Shares to be Tendered*:           Shares

                                   SIGN HERE

Signature(s)
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Please Type or Print Name(s)
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Please Type or Print Address(es)
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Area Code and Telephone Number
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Taxpayer Identification or Social Security No.
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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

Dated: ------------------------------ , 2003